Filed Pursuant to Rule 424(b)(5)

Registration No. 333-284228

PROSPECTUS SUPPLEMENT

(To Prospectus, dated January 24, 2025)

CBL INTERNATIONAL LIMITED

Up to $2,368,291.60

Class B ordinary shares

On February 28, 2025, we entered into a Sales Agreement (the “sales agreement”), with A.G.P./Alliance Global Partners (the “sales agent” or “AGP”) , and filed a prospectus supplement relating to the offer and sale of our ordinary shares, par value $0.0001 per share, under the sales agreement having an aggregate offering price of up to $2,604,166. On November 26, 2025, our shareholders approved a re-designation and re-classification of our authorized share capital into Class A ordinary shares of par value US$0.0001 each and Class B ordinary shares of par value US$0.0001 each (the “Dual-Class Share Structure”). On July 20, 2026, we effected a share consolidation (the “Share Consolidation”) at a ratio of one (1)-for- thirteen (13), upon which (i) every thirteen issued and unissued Class A ordinary shares of the Company of par value US$0.0001 each were automatically consolidated into one Class A ordinary share of par value US$0.0013 each (the “Class A ordinary shares”) and (ii) every thirteen issued and unissued Class B ordinary shares of the Company of par value US$0.0001 each were automatically consolidated into one Class B ordinary share of par value US$0.0013 each (the “Class B ordinary shares” and, together with the Class A ordinary shares, the “ordinary shares”). This Prospectus Supplement replaces and supersedes the previously filed prospectus supplement dated February 28, 2025 in its entirety to reflect the adoption of the Dual-Class Share Structure and the Share Consolidation, and a re-calculation of the maximum aggregate offering price pursuant to the “baby shelf” cap under General Instruction I.B.5 of Form F-3. All Class B ordinary shares offered and sold pursuant to this prospectus supplement and the accompanying prospectus through the sales agent will be Class B ordinary shares on a post-share consolidation basis. This prospectus supplement is offering Class B ordinary shares having an aggregate offering price of up to US$2,368,291.60.

Our Class B ordinary shares are listed on The Nasdaq Capital Market under the symbol “BANL.” On August 27, 2026, the last reported sale price of our Class B ordinary shares was US$13.40 per share.

Sales of our Class B ordinary shares, if any, pursuant to this prospectus supplement and the accompanying prospectus will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including in ordinary brokers’ transactions through the facilities of The Nasdaq Capital Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise permitted by law. The sales agent is not required to sell any specific number or dollar amount of Class B ordinary shares, but instead has agreed to make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on terms mutually agreed upon between the sales agent and us.

We also may sell Class B ordinary shares to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to the sales agent, as principal, we will agree upon separate terms, and we will describe such terms in a separate prospectus supplement or pricing supplement.

The compensation to the sales agent for sales of our Class B ordinary shares pursuant to the sales agreement will be a cash fee equal to 3.0% of the gross proceeds from all sales of our Class B ordinary shares sold thereunder. In connection with the sale of the Class B ordinary shares on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of the date hereof, the aggregate market value of our outstanding Class B ordinary shares held by non-affiliates was approximately US$7,104,874.80 based on 1,085,496 Class B ordinary shares outstanding as of August 26, 2026, of which 518,604 Class B ordinary shares were held by non-affiliates and a per share price of US$13.70, which was the last reported price on The Nasdaq Capital Market of our Class B ordinary shares on August 26, 2026. We have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar months ending on and including the date of this prospectus supplement and accordingly, we may offer and sell Class B ordinary shares having an aggregate offering price of up to US$2,368,291.60 of our Class B ordinary shares hereunder.

We are a “foreign private issuer,” as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Summary - Implications of Being a Foreign Private Issuer” for additional information.

The sales agent is not registered as an investment dealer in any Cayman Islands jurisdiction and, accordingly, the sales agent will only sell the Class B ordinary shares into the United States and will not, directly or indirectly, solicit offers to purchase or sell the Class B ordinary shares in the Cayman Islands.

Investing in our ordinary shares involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 14 of the accompanying prospectus, and under similar headings in any amendment or supplements to this prospectus supplement or the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is August 28, 2026

TABLE OF CONTENTS

Prospectus Supplement

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of a registration statement on Form F-3 with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on January 24, 2025, as part of a “shelf” registration process. Under the shelf registration process, we may sell our Class B ordinary shares from time to time in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying our Class B ordinary shares being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be delivered or made available to you. Neither we nor the sales agent have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the sales agent is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our ordinary shares, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Documents Incorporated by Reference.”

Except as expressly stated or the context otherwise requires, the terms “CBL,” “the Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our” and “ours” refer to CBL International Limited.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated in it by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “possible,” “potential,” “predict,” “project,” “target,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements concerning our operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this prospectus supplement and prospectus as well as the documents incorporated by reference herein, including, without limitation, in the sections titled “Operating and Financial Review and Prospects,” and “Information on the Company” included in our annual report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 17, 2026 (the “2025 Annual Report”), which documents are incorporated by reference into this prospectus. These forward-looking statements include statements relating to:

●	our goal and strategies;

●	our expansion plans;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenues, costs or expenditures;

●	the trends in, and size of, the bunkering markets in which we operate;

●	our expectations regarding demand for, and market acceptance of, our products and services;

●	our expectations regarding our relationships with customers, suppliers, third-party service providers, strategic partners and other stakeholders;

●	competition in our industry;

●	laws, regulations, and policies relating to the bunkering industry in the markets in which we operate; and

●	general economic and business conditions.

The risks and uncertainties include, but are not limited to:

●	future operating or financial results may fluctuate;

●	expectations regarding the strength of future growth of the shipping industry, including the rates of annual demand and supply growth;

●	geo-political events such as the conflict in Ukraine and the recent escalation of the Israel-Gaza conflict;

●	the potential disruption of shipping routes, including due to low water levels in the Panama Canal and ongoing attacks by Houthis in the Red Sea;

●	the length and severity of the ongoing outbreak of the pandemic or other public health emergencies around the world and governmental responses thereto;

●	the overall health and condition of the U.S. and global financial markets;

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●	our financial condition and liquidity, including our ability to obtain additional financing to fund capital expenditures, vessel acquisitions and for other general corporate purposes and our ability to meet our financial covenants and repay our borrowings;

●	our expectations relating to dividend payments and expectations of our ability to make such payments including the availability of cash and the impact of constraints under our loan agreements and financing arrangements;

●	future acquisitions, business strategy and expected capital spending;

●	general market conditions and shipping industry trends, including charter rates and factors affecting supply and demand;

●	assumptions regarding interest rates and inflation;

●	changes in the rate of growth of global and various regional economies;

●	estimated future capital expenditures needed to preserve our capital base;

●	our ability to capitalize on our management’s and directors’ relationships and reputations in the shipping industry to our advantage;

●	changes in governmental and classification societies’ rules and regulations or actions taken by regulatory authorities;

●	expectations about the availability of insurance on commercially reasonable terms;

●	changes in laws and regulations (including environmental rules and regulations);

●	potential liability from future litigation; and

●	other important factors described from time to time in the reports we file with the SEC.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in this prospectus supplement, in the prospectus and in the documents incorporated by reference herein, including but not limited to, in “Risk Factors”, “Operating and Financial Review and Prospects” and elsewhere in our 2025 Annual Report and in future annual reports and other reports we may file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. CBL expressly disclaims any obligation or undertaking to release publicly any update or revision to any forward-looking statements contained herein to reflect any change in our expectations with respect to any such statement, or any change in events, conditions or circumstances on which any such statement is based.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of these forward-looking statements after the date of this report or to conform these statements to actual results or revised expectations.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our ordinary shares.

COMPANY OVERVIEW

We are an established marine fuel logistics company providing a one-stop solution for vessel refueling, which is referred to as a bunkering facilitator in the bunkering industry. We facilitate vessel refueling between ship operators, local physical distributors/traders, and oil traders by purchasing marine fuel, including both fossil fuel and alternative fuel such as biofuel and LNG, from our suppliers and arranging for the marine fuel to be delivered by the suppliers to our customers. We rely on the permits and licenses of our local physical suppliers for the delivery of marine fuel at each port. All along, world-renowned container liner operators have been identified as our major customers. Container liner operators have a property of providing liner services which operate on a schedule with a fixed port rotation and fixed frequency, which is similar to bus operation under which buses go on fixed routes and calling at fixed stops for passengers to board and alight. In recent years, other than the container liner operators, we have started to expand our customer base by exploring more opportunities with the bulk carriers and oil/gas tankers, which, unlike container liners, usually run on a port-to-port basis with routes and schedules varying according to charter orders, thereby contributing to revenue diversification. Our growth strategy focuses on expanding our port network, driving higher sales volumes, and integrating sustainable fuel offerings. We prioritize further penetration in high-growth regions, particularly the Asia Pacific, while pursuing opportunities in Europe and other strategic bunkering markets. Amid increasingly stringent environmental regulations from bodies such as the International Maritime Organization (IMO) and EU, we actively diversify our product portfolio to sustainable fuels including biofuels, LNG, green methanol, ammonia and hydrogen, positioning ourselves to meet customer demand for lower-emission alternatives. By leveraging economies of scale, optimizing procurement processes, and adapting to industry shifts, we seek to strengthen financial performance and ensure long-term resilience.

Our operations are based in Malaysia, Hong Kong, Singapore and Ireland. We do not maintain any office in China and none of our directors and officers are based in China. All of our transactions for vessel refueling services were concluded, and revenue was booked under our subsidiaries established in Malaysia, Hong Kong and Singapore. Although we deliver our services through our suppliers mainly in China and Hong Kong, nearly all our customers are international container liner operators from outside of China and Hong Kong. Demand for bunkering services is influenced by the operational routes of our customers, who predominantly select ports based on voyage efficiency and throughput capacity. For the year ended December 31, 2025, 60.0% of our total revenue was generated from two Taiwanese companies, one Malaysian company, one French company and one Irish company.

We act as a bunkering facilitator and leverage on our close business relationships with parties amongst our supply network in the value chain to provide one-stop solution for vessel refueling. Our services mainly involve (i) making vessel refueling options available at ports designated by our customers; (ii) arranging vessel refueling activities at competitive prices; (iii) coordinating vessel refueling to meet our customers’ schedule during their various port visits; (iv) providing trade credit to our customers in relation to vessel refueling; (v) arranging local physical delivery of marine fuel to meet our customers’ schedule; (vi) handling unforeseeable circumstances faced by our customers and providing contingency solutions to our customers in a timely manner; (vii) fulfilling special requests from our customers in relation to vessel refueling; and (viii) handling disputes, mainly in relation to quality and quantity issues on marine fuel, if any.

CORPORATE INFORMATION

Our registered office and principal place of business is located at Level 23-2 Permata Sapura, Kuala Lumpur City Centre, 50088 Kuala Lumpur, Malaysia, and our telephone number is +60-3-2706-8280. Our website address is https://www.banle-intl.com. The information contained on our website or available through our website does not constitute part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

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IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

We are considered a “foreign private issuer” within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Issuer	CBL International Limited

Ordinary shares offered by us	Class B ordinary shares having an aggregate offering price of up to $2,368,291.60.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, AGP. Please read “Plan of Distribution” in this prospectus supplement for more information.

Use of proceeds	We intend to use the net proceeds we receive from the sale of the Class B ordinary shares for general corporate purposes, including continued product development and commercialization. Please read “Use of Proceeds” in this prospectus supplement for more information.

Exchange listing	Our Class B ordinary shares are listed on The Nasdaq Capital Market under the symbol “BANL.”

Risk factors	Investing in our ordinary shares involves risks. See the section entitled “Risk Factors” on page S-3 of this prospectus supplement, page 14 of the accompanying prospectus and in the documents that we have incorporated by reference and the other information included in this prospectus supplement for a discussion of factors you should consider before deciding to invest in our ordinary shares.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our most recent annual report on Form 20-F. Our business, prospects, financial condition, or operating results could be harmed by any of the risks described, as well as other risks not known to us or that we currently deem immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to Doing Business in the Jurisdictions We Operate, Our Ordinary Shares, and This Offering

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law, we currently conduct substantially all of our operations outside the United States and some of our directors and executive officers reside outside the United States.

We are incorporated in the Cayman Islands and currently conduct substantially all of our operations outside the United States through our subsidiaries. Some of our directors and executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands, Malaysia, Hong Kong, or Singapore, in the event that you believe that your rights have been infringed under the securities laws of the United States or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Malaysia, Hong Kong, or Singapore may render you unable to enforce a judgment against our assets of the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, Malaysia, Hong Kong, or Singapore, although the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in a foreign court of competent jurisdiction against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and may give a judgment based thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. In addition, a Cayman Islands court may stay the proceedings if concurrent proceedings are being brought elsewhere.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time, subject to certain exceptions provided for in the sales agreement, throughout the term of the sales agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the ordinary shares during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our ordinary shares during the sales period. Actual gross proceeds may be less than $2,368,291.60. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds that will be sold to be raised in connection with those sales.

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The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales of substantial amounts of our ordinary shares, or the possibility that such sales could occur, could adversely affect the market price of our ordinary shares.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

There may be future dilution of our ordinary shares, which could adversely affect the market price of our ordinary shares.

We are not restricted from issuing additional ordinary shares from time to time. For example, we may issue additional ordinary shares to raise cash for future capital expenditures or for other purposes. We may also acquire interests in other companies by using a combination of cash and our ordinary shares or just our ordinary shares. We may also issue securities convertible into, exchangeable for or that represent the right to receive our ordinary shares. Any of these events may dilute your ownership interest in us, reduce our earnings per share and have an adverse effect on the price of our ordinary shares. In addition, sales of a substantial amount of our ordinary shares in the public market, or the perception that these sales may occur, could reduce the market price of our ordinary shares.

Management will have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds of this offering for general operation purposes. We may also use a portion of the net proceeds of this offering to acquire other products or businesses, although we are not currently a party to an agreement regarding any such acquisition. However, our management will have broad discretion in the application of the net proceeds from this offering and will have the right to use the net proceeds for purposes that differ substantially from our current plans. Management may spend the net proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. The failure by management to apply these funds effectively could result in financial losses that could have a material and adverse effect on our business and cause the price of our ordinary shares to decline.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our ordinary shares as to distributions and in liquidation, which could negatively affect the value of our ordinary shares.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by some or all of our assets, or by issuing debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred shares, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our ordinary shares. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

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If we fail to comply with the listing standards of The Nasdaq Capital Market, including its minimum price requirement, our Class B ordinary shares could be delisted, which could severely limit the ability of our stockholders to sell their Class B ordinary shares.

The continued listing of our Class B ordinary shares on The Nasdaq Capital Market requires us to comply with Nasdaq’s continued listing requirements, including the minimum bid price requirement of at least $1.00 per share (Nasdaq Listing Rule 5550(a)(2)). The Company received a written notice dated as of August 12, 2025 (“Notice”) from Nasdaq, indicating that, for the thirty (30) consecutive business days prior to the date of the Notice, the bid price for the Company’s ordinary shares had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq under Nasdaq Listing Rule 5550(a)(2). The Company was provided 180 calendar days, or until February 9, 2026, to regain compliance with the Nasdaq continued listing requirement. The Company did not regain compliance with the minimum $1.00 bid price per share requirement during the first 180-calendar-day compliance period and was granted an additional 180-day extension, or until August 10, 2026, to regain compliance with the minimum bid price requirement. Nasdaq’s determination is based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for listing on Nasdaq, with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. On July 20, 2026, the Company effected a 1-for-13 share consolidation of its Class A ordinary shares and Class B ordinary shares. Beginning with the opening of trading on July 20, 2026, the Class B ordinary shares of the Company began to trade on a post-share consolidation basis on the Nasdaq Capital Market under the same symbol “BANL” but under a new CUSIP number of G1991X133. On August 3, 2026, the Company received a formal notification from Nasdaq, indicating that the Company had regained compliance with Nasdaq Listing Rule 5550(a)(2) and this matter was closed.

Our dual-class share structure concentrates voting power with our controlling shareholder, which will limit your ability to influence corporate matters.

Our Class A ordinary shares carry ten (10) votes per share and our Class B ordinary shares carry one (1) vote per share. All Class A ordinary shares are held by CBL (Asia) Limited, which is controlled by Dr. Teck Lim Chia, our Chairman and Chief Executive Officer. As a result, CBL (Asia) Limited controls approximately 90.3% of the total voting power of the Company, and Dr. Chia effectively controls all matters submitted to our shareholders for approval, including the election of directors, amendments to our memorandum and articles of association, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions. This concentrated voting power may discourage, delay or prevent a change of control of our Company. Holders of Class B ordinary shares will have limited ability to influence the outcome of shareholder votes, regardless of their economic stake in the Company.

We are a “controlled company” within the meaning of Nasdaq rules and, as a result, may qualify for and rely on exemptions from certain corporate governance requirements.

CBL (Asia) Limited controls more than 50% of the total voting power of our outstanding shares. As a result, we are a “controlled company” under the Nasdaq corporate governance rules and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that a majority of our board of directors consist of independent directors and that our compensation and nominating and corporate governance committees be composed entirely of independent directors. Investors may find our Class B ordinary shares less attractive as a result of our reliance on this exemption, which could have an adverse effect on the trading price of our Class B ordinary shares.

Due to the recent implementation of the Share Consolidation, the liquidity of our Class B ordinary shares may be adversely effected.

We effected the Share Consolidation on July 20, 2026. The liquidity of the Class B ordinary shares may be affected adversely by any share consolidation given the reduced number of our Class B ordinary shares that are outstanding following such share consolidation. Following the Share Consolidation, the resulting market price of our Class B ordinary shares may not attract new investors and may not satisfy the investing requirements of those investors. Although we believe that a higher market price of our Class B ordinary shares may help generate greater or broader investor interest, there can be no assurance that the Share Consolidation resulted in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Class B ordinary shares will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Class B ordinary shares may not necessarily improve.

USE OF PROCEEDS

We may issue and sell Class B ordinary shares having aggregate sales proceeds of up to US$2,368,291.60 from time to time. We estimate that the net proceeds from our issuance and sale of Class B ordinary shares in this offering will be approximately US$2,217,243 after deducting the sales agent commissions and estimated offering expenses payable by us; although, the amount of proceeds from this offering will depend upon the number of ordinary shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the sales agent.

We intend to use the net proceeds we receive from the sale of the Class B ordinary shares for general corporate purposes, which may include acquisitions and other business opportunities, repurchases of Class B ordinary shares under our share repurchase program (approved by the Board on June 3, 2025, authorizing repurchases of up to the lesser of US$5.0 million or 5.0 million Class B ordinary shares), and the repayment of indebtedness. Our management will have broad discretion to allocate the net proceeds of the offerings.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See the section entitled “Risk Factors - Risks Related to Doing Business in the Jurisdictions We Operate, Our Ordinary Shares, and This Offering - Management will have broad discretion in the use of the net proceeds of this offering and may not use them effectively.”

DESCRIPTION OF ORDINARY SHARES

This section summarizes the general terms of our ordinary shares. The following description is only a summary and does not purport to be complete and is qualified in its entirety by reference to our Third Amended and Restated Memorandum of Association (the “memorandum”) and our Second Amended and Restated Articles of Association (our “articles of association” together with the memorandum, the “memorandum and articles of association”), as filed as exhibits to the Form 6-K furnished to the SEC on November 26, 2025. See “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and the accompanying prospectus for information on how to obtain copies.

A description of our ordinary shares can be found in “Description of Securities,” filed as exhibit 2.2 to the Company’s 2025 Annual Report on Form 20-F (filed April 17, 2026), which includes an updated description of both Class A ordinary shares and Class B ordinary shares reflecting the dual-class share reclassification effective November 2025, incorporated herein by reference.

On July 20, 2026, we effected a share consolidation (the “Share Consolidation”) at a ratio of one (1)-for-thirteen (13), upon which (i) every thirteen issued and unissued Class A ordinary shares of the Company of par value US$0.0001 each were automatically consolidated into one Class A ordinary share of par value US$0.0013 each and (ii) every thirteen issued and unissued Class B ordinary shares of the Company of par value US$0.0001 each were automatically consolidated into one Class B ordinary share of par value US$0.0013 each. A detailed description of the Share Consolidation is provided in the current report on Form 6-K furnished to the SEC on July 16, 2026, incorporated herein by reference.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization and indebtedness as of December 31, 2025, the latest date for which we have audited financial statements:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the proposed issuance of 172,868 Class B ordinary shares in connection with this offering, assuming that all such shares are sold in this offering at $13.70 per share, which was the closing price as of August 26, 2026 (presented on a retroactive basis to reflect the Share Consolidation).

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference in the prospectus and this prospectus supplement and the information under “Operating and Financial Review and Prospects” in our 2025 Annual Report and in our future filings with the SEC that are incorporated into this prospectus supplement by reference. Our historical results do not necessarily indicate our expected results for any future periods.

	As of December 31, 2025
	Actual (audited)	As Adjusted (unaudited)
Cash and cash equivalent	$9,325,274	$11,542,517

Short-term lease liabilities	$125,243	$125,243
Long-term lease liabilities	$70,538	$70,538
Bank borrowing	$1,893,094	$1,893,094
Shareholders’ equity:
Ordinary shares, $0.0013 par value; approximately 38,461,538 shares authorized, 2,115,410 shares issued and outstanding as of December 31, 2025 (presented on a retroactive basis to reflect the Share Consolidation), and 2,288,278 shares issued and outstanding on an as adjusted basis as of December 31, 2025 (presented on a retroactive basis to reflect the Share Consolidation)	$2,750	$2,975
Additional paid-in capital	$13,831,423	$16,048,441
Retained earnings	$6,054,657	$6,054,657
Treasury Stock	$(5)	(5)
Total shareholders’ equity	$19,888,825	$22,106,068
Total capitalization and indebtedness	$21,977,700	$24,194,943

DILUTION

If you purchase our Class B ordinary shares in this offering, your interest will be diluted to the extent of the difference between the offering price per share of our Class B ordinary shares and the net tangible book value per Class B ordinary share after this offering. As of December 31, 2025, our net tangible book value was US$19,701,747, or US$9.313 per ordinary share (based on 2,115,410 ordinary shares issued and outstanding, presented on a retroactive basis that reflects the Share Consolidation). We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by the number of ordinary shares issued and outstanding.

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After giving further effect to the assumed issuance and sale by us of 172,868 Class B ordinary shares having an aggregate offering price of US$2,368,291.60 at an assumed average offering price of US$13.70 per share (the last reported sale price of our Class B ordinary shares on The Nasdaq Capital Market on August 26, 2026), and after deducting estimated commissions and estimated offering expenses payable by us of US$151,049, our as adjusted net tangible book value as of December 31, 2025 would have been US$21,918,990, or approximately US$9.579 per ordinary share. This represents an increase in the net tangible book value of US$0.2654 per ordinary share to our existing shareholders and an immediate dilution of net tangible book value of approximately US$4.121 per ordinary share to new investors, or approximately 30.1% of the assumed average offering price. The following table illustrates this per share dilution:

Assumed average offering price per ordinary share		$13.70
Historical net tangible book value per ordinary share as of December 31, 2025 (based on 2,115,410 ordinary shares issued and outstanding, presented on a retroactive basis that reflects the Share Consolidation)	$9.313
Increase in net tangible book value per ordinary shares attributable to this offering	$0.2654
As adjusted net tangible book value per ordinary share as of December 31, 2025, after this offering		$9.579
Dilution to net tangible book value per ordinary share to new investors purchasing ordinary shares in this offering		$4.121

The shares sold in this offering, if any, will be sold from time to time at various prices. Assuming all of the shares in an aggregate amount of US$2,368,291.60 are sold in this offering, a $1.00 increase in the assumed public offering price of $13.70 per share would increase our as adjusted net tangible book value per share after this offering to $9.628 per share and the dilution to new investors to $5.072 per share, after deducting commissions and estimated offering expenses payable by us. A $1.00 decrease in the assumed public offering price of $13.70 per share would decrease our as adjusted net tangible book value per share after this offering to $9.522 per share and the dilution to new investors to $3.178 per share, after deducting commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.

PLAN OF DISTRIBUTION

We have entered into a sales agreement (as amended) with A.G.P./Alliance Global Partners, as sales agent, relating to the offer and sale from time to time of Class B ordinary shares having an aggregate offering price of up to US$2,368,291.60 through the sales agent, acting as our agent, or directly to the sales agent, acting as principal.

Sales of Class B ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted by law and deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including by ordinary brokers’ transactions through the facilities of The Nasdaq Capital Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise permitted by law. Such dealers may receive compensation in the form of discounts, concessions or commissions from the sales agent and/or purchasers of Class B ordinary shares for whom it may act as agent or to whom it may sell as principal.

The sales agent is not required to sell any specific number or dollar amount of shares of Class B ordinary shares, but has agreed to use its commercially reasonable efforts, as our agent and consistent with its normal trading and sales practices, to sell, subject to the terms of the sales agreement, shares of Class B ordinary shares, as agreed upon by us and the sales agent from time to time.

In no event will the aggregate sales price of Class B ordinary shares sold by us to or through the sales agent, acting as our agent or as principal, exceed US$2,368,291.60.

In connection with the sale of Class B ordinary shares on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed that we will indemnify the sales agent against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the sales agent may be required to make in respect of those liabilities.

S-7

We estimate that the expenses payable by us in connection with the offering and sale of Class B ordinary shares pursuant to the sales agreement, other than commissions but including expenses paid prior to the date of this prospectus supplement, will be approximately US$80,000. The remaining sales proceeds from the sale of any Class B ordinary shares, after deducting any transaction fees, transfer taxes or similar fees, taxes or charges imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds from the sale of our Class B ordinary shares offered by this prospectus supplement and the accompanying prospectus.

The offering of Class B ordinary shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of Class B ordinary shares having an aggregate sales price of US$2,368,291.60 pursuant to the prospectus supplement or (2) the termination of the sales agreement in accordance with the terms of the sales agreement.

To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus supplement.

Upon its acceptance of instructions from us, the sales agent has agreed to use its commercially reasonable efforts to sell Class B ordinary shares on the terms and subject to the conditions set forth in the sales agreement. We will instruct the sales agent as to the amount of Class B ordinary shares to be sold by it as our agent. We may instruct the sales agent not to sell our Class B ordinary shares if sales cannot be effected at or above a price designated by us. We or the sales agent may at any time immediately suspend the offering of Class B ordinary shares through the sales agent upon notice to the other party.

The sales agent will provide written confirmation following the close of trading on The Nasdaq Capital Market on each trading day on which Class B ordinary shares are sold through the sales agent under the sales agreement. Each confirmation will include the number of Class B ordinary shares sold on that day, the aggregate gross proceeds of such sales, the net proceeds of such sales and the compensation payable by us to the sales agent in connection with such sales of our Class B ordinary shares.

We will pay the sales agent a cash fee equal to 3.0% of the gross proceeds from all sales of our Class B ordinary shares sold under the sales agreement. We have also agreed to reimburse the sales agent for its reasonable out-of-pocket costs and expenses (including legal fees and expenses) not to exceed $40,000 for implementation, due upon implementation, and up to an additional $12,000 per fiscal year for maintenance.

Settlement for sales of our Class B ordinary shares will generally occur on the next business day on which The Nasdaq Capital Market is open for trading following the date on which any sales are made (T+1 settlement, as required under Exchange Act Rule 15c6-1 effective May 28, 2024), or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the sales agreement, we may also sell Class B ordinary shares in negotiated transactions or as otherwise agreed with the sales agent, including sales to the sales agent, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell Class B ordinary shares in a manner which is not an “at the market” offering, including sales to the sales agent, as principal for its own account, we will agree upon separate terms with the sales agent, and we will describe the terms of the offering of such shares in a separate prospectus supplement or free writing prospectus if required. The sales agent does not have any obligation to purchase shares of ordinary shares from us as principal and may elect whether or not to do so in its sole and absolute discretion.

Certain Relationships

The sales agent and its respective affiliates are a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The sales agent and certain of its respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

S-8

In the ordinary course of their various business activities, the sales agent and its respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The sales agent and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the sales agent that would permit a public offering of the shares of ordinary shares offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of ordinary shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

LEGAL MATTERS

The validity of our Class B ordinary shares being offered hereby will be passed upon by Conyers Dill & Pearman, as to the Cayman Islands laws. Certain legal matters in connection with U.S. federal laws have been passed upon for the Company by Zhong Lun Law Firm LLP. Pryor Cashman LLP represents the sales agent in the offering related to certain U.S. legal matters.

EXPERTS

The consolidated financial statements of CBL International Limited as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025 and the related notes which are incorporated in this prospectus supplement by reference to our 2025 Annual Report have been so incorporated by reference in reliance on the report of MRI Moores Rowland LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.banle-intl.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

The prospectus and this prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in the prospectus or this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

S-9

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus supplement. Any statement in a document we have filed with the SEC prior to the date of this prospectus supplement and which is incorporated by reference into this prospectus supplement will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement, except as modified or superseded.

We incorporate by reference into this prospectus supplement the information contained in the following documents that we have filed with the SEC pursuant to the Exchange Act, which is considered to be a part of this prospectus supplement:

●	our Annual Report on Form 20-F for the year ended December 31, 2025 (the “2025 Annual Report”), filed with the SEC on April 17, 2026;

●	our Current Reports on Form 6-K furnished to the SEC on February 11, 2026, March 5, 2026, April 22, 2026 (excluding Exhibit 99.1 thereto), April 28, 2026, July 16, 2026, August 4, 2026, and August 18, 2026; and

●	the description of the securities contained in Exhibit 2.2 to our 2025 Annual Report, together with all amendments and reports filed for the purpose of updating that description.

All subsequent annual reports filed on Form 20-F after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) shall be deemed to be incorporated by reference into the prospectus supplement. In addition, we may incorporate by reference into this prospectus supplement our reports on Form 6-K filed after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus supplement.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus supplement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus supplement.

You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:

CBL International Limited

Level 23-2 Permata Sapura

Kuala Lumpur City Centre

50088 Kuala Lumpur

Malaysia

Teck Lim Chia, Chief Executive Officer

Telephone: +60 3 2706 8280

Email: wchia@cbl-grp.com

S-10

PROSPECTUS

CBL INTERNATIONAL LIMITED

$50,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

by CBL INTERNATIONAL LIMITED

This prospectus relates to the offer and sale of our ordinary shares, par value $0.0001 per share (“Ordinary Shares”), preferred shares, debt securities, warrants to purchase Ordinary Shares or debt securities, or units consisting of Ordinary Shares, preferred shares or debt securities, or warrants, or any other combination of these securities from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $50,000,000. Unless otherwise indicated, reference to dollars shall mean United States dollars.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus before you invest in any of our securities.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BANL.” On January 8, 2025, the last reported sales price of our Ordinary Shares was $1.01 per share.

CBL (Asia) Limited, or CBL (Asia), a limited liability company incorporated in Hong Kong, is the record holder of 13,175,000 Ordinary Shares, representing 47.9% voting power of all our Ordinary Shares. CBL (Asia) is owned as to 51% by Mr. Teck Lim Chia, our Chairman and Chief Executive Officer, 44% by Ms. Xiaoling Lu and 5% by Mr. Yuan He. When we refer to “CBL International,” “we,” “our,” “us” and the “Company” in this prospectus, we mean CBL International Limited, an exempted company incorporated with limited liability in the Cayman Islands, and its consolidated subsidiaries, unless otherwise specified.

As of January 7, 2025, the aggregate market value worldwide of our outstanding Ordinary Shares held by non-affiliates was approximately $6,625,000, based on 27,500,000 Ordinary Shares outstanding, of which 6,250,000 Ordinary Shares were held by non-affiliates, and a per share price of $1.06 based on the closing sale price of the Ordinary Shares on Nasdaq on January 7, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Ordinary Shares held by non-affiliates is less than $75.0 million. We have not offered or sold any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THIS PROSPECTUS, THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 24, 2025

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “possible,” “potential,” “predict,” “project,” “target,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements concerning our operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections titled “Operating and Financial Review and Prospects,” and “Information on the Company” included in our annual report on Form 20-F for the year ended December 31, 2023 filed with the SEC on April 18, 2024 (the “2023 Annual Report”), and our Current Report on Form 6-K furnished to the SEC on September 12, 2024 (the “2024 Interim Results”), which documents are incorporated by reference into this prospectus. These forward-looking statements include statements relating to:

●	our goal and strategies;

●	our expansion plans;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenues, costs or expenditures;

●	the trends in, and size of, the bunkering markets in which we operate;

●	our expectations regarding demand for, and market acceptance of, our products and services;

●	our expectations regarding our relationships with customers, suppliers, third-party service providers, strategic partners and other stakeholders;

●	competition in our industry;

●	laws, regulations, and policies relating to the bunkering industry in the markets in which we operate; and

●	general economic and business conditions.

ii

The risks and uncertainties include, but are not limited to:

●	future operating or financial results may fluctuate;

●	expectations regarding the strength of future growth of the shipping industry, including the rates of annual demand and supply growth;

●	geo-political events such as the conflict in Ukraine and the recent escalation of the Israel-Gaza conflict;

●	the potential disruption of shipping routes, including due to low water levels in the Panama Canal and ongoing attacks by Houthis in the Red Sea;

●	the length and severity of the ongoing outbreak of the novel coronavirus (COVID-19) around the world and governmental responses thereto;

●	the overall health and condition of the U.S. and global financial markets;

●	our financial condition and liquidity, including our ability to obtain additional financing to fund capital expenditures, vessel acquisitions and for other general corporate purposes and our ability to meet our financial covenants and repay our borrowings;

●	our expectations relating to dividend payments and expectations of our ability to make such payments including the availability of cash and the impact of constraints under our loan agreements and financing arrangements;

●	future acquisitions, business strategy and expected capital spending;

●	general market conditions and shipping industry trends, including charter rates and factors affecting supply and demand;

●	assumptions regarding interest rates and inflation;

●	changes in the rate of growth of global and various regional economies;

●	estimated future capital expenditures needed to preserve our capital base;

●	our ability to capitalize on our management’s and directors’ relationships and reputations in the shipping industry to our advantage;

●	changes in governmental and classification societies’ rules and regulations or actions taken by regulatory authorities;

●	expectations about the availability of insurance on commercially reasonable terms;

iii

●	changes in laws and regulations (including environmental rules and regulations);

●	potential liability from future litigation; and

●	other important factors described from time to time in the reports we file with the SEC.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described herein and in the “Risk Factors”, “Operating and Financial Review and Prospects” and elsewhere in our 2023 Annual Report and our 2024 Interim Results. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. CBL expressly disclaims any obligation or undertaking to release publicly any update or revision to any forward-looking statements contained herein to reflect any change in our expectations with respect to any such statement, or any change in events, conditions or circumstances on which any such statement is based.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of these forward-looking statements after the date of this report or to conform these statements to actual results or revised expectations.

iv

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find Additional Information” and/or “Incorporation of Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and/or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

v

IMPLICATIONS OF BEING

A “FOREIGN PRIVATE ISSUER”

We are considered a “foreign private issuer” within the meaning of the rules under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Exchange Act, which is considered to be a part of this prospectus:

●	Our Annual Report on Form 20-F for the year ended December 31, 2023 (the “2023 Annual Report”), filed with the SEC on April 18, 2024;

●	Our Current Reports on Form 6-K furnished to the SEC on April 24, 2024, July 22, 2024, September 12, 2024, and December 31, 2024 (the September 12, 2024 Form 6-K is referred to as the “2024 Interim Results”);

●	The information contained in our Current Reports on Form 6-K furnished to the SEC on April 18, 2024 (excluding Exhibit 99.1 thereto), April 24, 2024 (excluding Exhibits 99.1 and 99.2 thereto), May 13, 2024 (excluding Exhibit 99.1 thereto), May 15, 2024 (excluding Exhibit 99.1 thereto), July 15, 2024 (excluding Exhibit 99.1 thereto), and July 19, 2024, and (excluding Exhibit 99.1 thereto); and

●	The description of our Ordinary Shares contained in our registration statement on Form 8-A filed with the SEC on March 22, 2023 and any amendment or report filed with the SEC for the purpose of updating the description.

All subsequent annual reports filed on Form 20-F after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) shall be deemed to be incorporated by reference into the prospectus. In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

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We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed (i) after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement or (ii) after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You can obtain any of the filings, documents or information incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated therein and amendments to those reports, are also available free of charge on our website https://www.banle-intl.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in that information) at no cost, upon written or oral request to:

CBL International Limited

Level 23-2 Permata Sapura

Kuala Lumpur City Centre

50088 Kuala Lumpur

Malaysia

Teck Lim Chia, Chief Executive Officer

Telephone: +60 3 2706 8280

Email: wchia@cbl-grp.com

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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OUR COMPANY

Overview

We were incorporated on February 8, 2022, in the Cayman Islands as a holding company to own our operating companies. We are an established marine fuel logistics company providing a one-stop solution for vessel refueling, which is referred to as a bunkering facilitator in the bunkering industry. We facilitate vessel refueling between ship operators, local physical distributors and oil traders by purchasing marine fuel, including both fossil fuel and sustainable fuel, from our suppliers and arranging for the marine fuel to be delivered by the local physical suppliers to our customers. We rely on the permits and licenses of our local physical suppliers for the delivery of marine fuel at each port. Since the establishment of our Group in 2015, container liner operators have been identified as our primary target customers. Container liner operators provide liner services which operate on a schedule with a fixed port rotation and fixed frequency, which is similar to bus operation under which buses go on fixed routes and calling at fixed stops for passengers to board and alight. Knowing the nature of the business of our target customers, we continually look to broaden our operations by (a) expanding our servicing network to cover more ports; (b) providing more value-added services to meet our existing and potential customers’ growing demands with high-quality vessel refueling services; and (c) expanding biofuel and other sustainable fuel supply capabilities to meet the evolving emission reduction needs of our customers.

Our operations are based in Malaysia, Hong Kong, Singapore and Ireland. We do not conclude and book any transactions in China. All of our transactions for vessel refueling services were concluded, and revenue was booked under our subsidiaries established in Malaysia, Hong Kong, Singapore, and Ireland. Although we deliver our services through our suppliers mainly in Hong Kong and China, most of our customers are international container liner operators from outside of Hong Kong and China. Our customers’ operational routes determine our bunkering service delivery locations. Of our five largest customers from whom we generated 73.5% of our total revenue for fiscal year 2022, there are two Taiwanese companies, two Singaporean companies and one Japanese company. For fiscal year 2023, 70.3% of our total revenue was generated from two Taiwanese companies, one Irish company, one Singaporean company and one Malaysian company; whilst for the six months ended June 30, 2024, the five largest customers who contributed 66.7% in the aggregate of our total revenue consisted of two Taiwanese companies, one Malaysian company, one Hong Kong company and one Irish company.

We act as a bunkering facilitator and leverage on our close business relationships with parties amongst our supply network in the value chain to provide one-stop solution for vessel refueling. Our services mainly involve (i) making vessel refueling options available to our customers at various ports along their voyages; (ii) arranging vessel refueling activities at competitive pricing (iii) coordinating vessel refueling to meet our customers’ schedule during their various port visits; (iv) providing trade credit to our customers in relation to vessel refueling; (v) arranging local physical delivery of marine fuel to meet our customers’ schedule; (vi) handling unforeseeable circumstances faced by our customers and providing contingency solutions to our customers in a timely manner; (vii) fulfilling special requests from our customers in relation to vessel refueling; and (viii) handling disputes, mainly in relation to quality and quantity issues on marine fuel, if any.

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The subsidiaries of the Company, referred to as “the Group,” are listed as follows:

Entity Name	Place of Incorporation	Percentage of ownership	Principal activities
CBL International Limited	Cayman Islands	Parent	Ultimate holding Company

Banle International Group Limited (“Banle BVI”)	British Virgin Islands	100% by CBL International	Investment holding

Banle International Marketing Limited	Labuan, Malaysia	100% by Banle BVI	Marketing service

Banle International (Malaysia) Sdn. Bhd.	Kuala Lumpur, Malaysia	100% by Banle BVI	Sales and distribution of marine fuel

Banle Energy International Limited (“Banle HK”)	Hong Kong	100% by Banle BVI	Sales and distribution of marine fuel

Reliance (China) Limited	Hong Kong	100% by Banle HK	Business management

Banle International (China) Limited (“Banle China”)	Hong Kong	100% by Banle BVI	Investment holding

Majestic Energy (Shenzhen) Co. Limited	PRC	100% by Banle China	Investment holding (Dormant)

Majestic Energy (Singapore) Pte Limited	Singapore	100% by Banle BVI	Sales and distribution of marine fuel

Banle International (Europe) Limited (“Banle Europe”)	Ireland	100% by Banle BVI	Business management

Banle International (Ireland) Limited	Ireland	55% by Banle Europe	Sales and distribution of marine fuel

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The following diagram illustrates our corporate structure:

(1) CBL (Asia) Limited is a limited liability company incorporated in Hong Kong which is owned as to 51% by Mr. Teck Lim Chia, our Chairman and Chief Executive Officer, 44% by Ms. Xiaoling Lu and 5% by Mr. Yuan He.

(2) Straits Energy Resources Berhad, or Straits, is a Malaysian company whose shares are listed on the ACE Market of Bursa Malaysia Securities Berhad (stock code: 0080).

August 2024 PIPE

On July 22, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) for a private placement (the “Private Placement”) with the PIPE Investor pursuant to which, the PIPE Investor agreed to purchase 2,500,000 Ordinary Shares of the Company (the “PIPE Shares”), par value $0.0001 per share, at a purchase price of $0.55 per share.

Upon the closing of the Private Placement on August 22, 2024, the PIPE Shares were issued, and the Company received gross proceeds of approximately $1.375 million before deducting any offering expenses payable by the Company. The net proceeds will be used to fund network development, alternative energy and biofuel supply development, future acquisitions as well as working capital and general corporate purposes.

Corporate Information

We are registered with the Registrar of Companies in the Cayman Islands under registration number CT-387046. Our principal executive offices are located at Level 23-2 Permata Sapura, Kuala Lumpur City Centre, 50088 Kuala Lumpur, Malaysia, and our telephone number is +60-3-2706-8280. The address of our website is https://www.banle-intl.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

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PRINCIPAL SHAREHOLDERS

Based solely upon information made available to us, the following table sets forth information as of January 10, 2025 regarding the beneficial ownership of our voting securities by:

●	each person known by us to be the beneficial owner of more than 5% of any class of our outstanding voting securities;

●	each of our named executive officers and directors; and

●	all our executive officers and directors as a group.

Except as otherwise indicated, all shares are owned directly, and the percentage shown is based on 27,500,000 Ordinary Shares issued and outstanding. There are no preferred shares outstanding as of the date hereof.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws. In computing the number and percentage of shares beneficially owned by a person as of a particular date, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of such date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

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	Number of Ordinary Shares	Percentage Owned
Directors and Executive Officers
Teck Lim Chia (1)	13,175,000	47.9%
Dato’ Sri Kam Choy Ho(2)	–	–
Logeswaran Ramasamy	–	–
Ulf Lothar Naujeck	–	–
Karen Yee Lynn Cheah	–	–
Koon Liang Ong	–	–
Khai Fei Wong	–	–
All directors and executive officers as a group	13,175,000	47.9%

5% and Greater Principal Shareholders:
CBL (Asia) Limited(1)	13,175,000	47.9%
Straits Energy Resources Berhad(2)	8,075,000	29.4%
Xiaoling Lu(1)	13,175,000	47.9%
Asian Strategy Limited(3)	2,500,000	9.1%

Notes:

(1)	CBL (Asia) Limited, or CBL (Asia), a limited liability company incorporated in Hong Kong, is the record holder of the shares reported herein. CBL (Asia) is owned as to 51% by Mr. Teck Lim Chia, our Chairman and Chief Executive Officer, 44% by Ms. Xiaoling Lu and 5% by Mr. Yuan He. By virtue of Mr. Chia and Ms. Lu’s control over CBL (Asia), each of them may be deemed to beneficially own shares held by CBL (Asia). The registered office of CBL (Asia) is located at Room 1213, 12/F., Tower A, Hunghom Commercial Centre, 39 Ma Tau Wai Road. CBL (Asia) controls a significant ownership interest of the Company and will be able to exercise approximately 47.9% of the total voting power of the Company’s issued and outstanding share capital. The Company is not directly or indirectly owned or controlled by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

(2)	Straits Energy Resources Berhad, or Straits, a Malaysian company whose shares are listed on the ACE Market of Bursa Malaysia Securities Berhad (stock code: 0080), is the record holder and beneficial owner of the shares reported herein. The registered office of Straits is located at No. 149A, 149B, 151B, Persiaran Raja Muda Musa, 42000 Port Klang, Selangor Darul Ehsan. Straits’ board of directors has voting and/or dispositive control over the shares held by Straits. Each of the directors and the board of directors of Straits disclaims beneficial ownership of the shares of the Company held by Straits.

(3)	Asian Strategy Limited, a Hong Kong company, is the record holder and beneficial owner of the shares reported herein. Qu Zhiqiang, who is the sole director and Managing Director of Asian Strategy, has sole voting and/or dispositive control over the shares held by Asian Strategy by virtue of his status as the sole director and Managing Director of Asian Strategy. Mr. Qu disclaims beneficial ownership of the ordinary shares of CBL held by Asian Strategy. Their business address is 1213 Tower A, Hung Hom Commercial Centre, 39 Ma Tau Wai Road, Hong Kong.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, prospects, financial condition, or operating results could be materially adversely affected by these risks. The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. The trading price of our securities could decline due to the materialization of any of these risks, and, as a result, you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including the 2023 Annual Report filed on Form 20-F on April 18, 2024; any prospectus supplement, and other documents we file from time to time with the SEC that are deemed incorporated by reference into this prospectus.

Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included herein and included in our most recent Annual Report on Form 20-F and our updates, if any, to that section in our reports on Form 6-K incorporated by reference into this prospectus.

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OFFER STATISTICS

We may offer Ordinary Shares, preferred shares, debt securities, warrants to purchase Ordinary Shares or preferred shares, or debt securities, or units consisting of a combination of any or all of these securities at an aggregate offering price of up to $50,000,000. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation Of Information By Reference” before investing in any of the securities offered.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities to fund our growth plans, for working capital, and for other general corporate purposes.

TRANSFER AGENT

Our transfer agent is VStock Transfer, LLC.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	Through agents;

●	To or through underwriters;

●	Through broker-dealers (acting as agent or principal);

●	Directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	Through a combination of any such methods of sale; or

●	Through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	Block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	Ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	Sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	Sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

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The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

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If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than ten percent (10%) of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, our Ordinary Shares, preferred shares or debt securities, warrants to purchase Ordinary Shares, preferred shares or debt securities, or units consisting of a combination of any or all of these securities in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Share Capital – Ordinary Shares,” “Description of Share Capital – Preference Shares”; “Description of Warrants,” “Description of Debt Securities,” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	Designation or classification;

●	Aggregate principal amount or aggregate offering price;

●	Rates and times of payment of interest or dividends, if any;

●	Redemption, conversion or sinking fund terms, if any;

●	Voting or other rights, if any;

●	Conversion prices, if any; and

●	Important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

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Authorized Share Capital

The following description of the material terms of CBL International’s Ordinary Shares includes a summary of specified provisions of the Second Amended and Restated Memorandum of Association incorporated by reference herein as exhibit 3.1 (the “memorandum”) and the Amended and Restated Articles of Association incorporated by reference herein as exhibit 3.2 (the “articles of association”) (together the “memorandum and articles of association”) of CBL International in effect as of the date of this prospectus. Such memorandum and articles of association of CBL International are attached as exhibits to this registration statement of which this prospectus is a part and incorporated herein by reference. You are encouraged to read the relevant provisions of the Cayman Islands Companies Act and CBL International’s memorandum and articles of association as they relate to the following summary.

Our current authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares, par value $0.0001 per share. All of our outstanding Ordinary Shares are validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and do not have any preemptive rights. As of the date of this prospectus, there are 27,500,000 Ordinary Shares issued and outstanding.

A reorganization of the Company’s legal entity structure was completed in August 2022. The reorganization involved the incorporation of CBL International Limited in February 2022, and the acquisition of Banle BVI by CBL International in August 2022. This transaction was treated as a recapitalization of the Company under common control and the financial statements give a retroactive effect to this transaction.

Banle BVI was set up in July 2020 with 50,000 shares at $1.00 per share issued to Mr. Chia, our Chairman and Chief Executive Officer. In February 2021, Banle BVI issued 490,323 shares in total, comprised of 304,000 shares issued to CBL (Asia) Limited (“CBL (Asia)”) and 186,323 shares to Straits Energy Resources Berhad (“Straits”). The 50,000 shares originally issued to Mr. Chia were surrendered and cancelled at the same time.

CBL International was incorporated in the Cayman Islands with limited liability on February 8, 2022, and was wholly owned by Mr. Chia, holding 50,000 shares of par value of $0.01 per share. In March 2022, each issued and unissued share was subdivided into 100 shares of par value of $0.0001 per share, and the authorized share capital became US$50,000 divided into 500,000,000 shares with $0.0001 par value per share. The number of shares held by Mr. Chia increased from 50,000 of par value of $0.01 per share to 5,000,000 of par value of $0.0001 each.

In August 2022, CBL (Asia) and Straits, as sellers, and CBL International, as purchaser, entered into a sale and purchase agreement, pursuant to which CBL International acquired the entire issued share capital of Banle BVI from its existing shareholders, CBL (Asia) and Straits, in consideration of which CBL International issued and allotted 13,175,000 shares and 8,075,000 shares, credited as fully paid, to CBL (Asia) and Straits, respectively. Upon completion of issuance and allotment of the shares to CBL (Asia) and Straits, the 5,000,000 shares of CBL International issued to Mr. Chia were surrendered and cancelled; and CBL International became the 100% shareholder of Banle BVI; CBL International being owned 62% by CBL (Asia) and 38% by Straits.

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On March 23, 2023, the Company consummated the initial public offering of 3,325,000 ordinary shares, par value of $0.0001 per share at a price of $4.00 per share (the “Offering”), The Company’s underwriters exercised their over-allotment option in part for an additional 425,000 ordinary shares on March 27, 2023 (“Over-allotment Option”). The Over-allotment Option was closed with the Offering. Upon completion of the Offering, the ordinary share capital of the Company became $2,500, representing 25,000,000 shares of par value of $0.0001 per share.

As of August 22, 2024, the Company completed a private placement with an accredited investor, by an issuance of 2,500,000 shares of common stock, and received gross proceeds of approximately $1.375 million before deducting any offering expenses payable by the Company.

Ordinary Shares.

General. Our current authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares, par value $0.0001 per share. All of our outstanding Ordinary Shares are validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and do not have any preemptive rights. As of the date of this prospectus, there are 27,500,000 Ordinary Shares issued and outstanding. There are no preferred shares issued and outstanding.

Dividends. Subject to the provisions of the Cayman Islands Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles of association:

(a) the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b) the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Islands Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights. Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

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Transfer of Ordinary Shares. Provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone.

The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

If our directors refuse to register a transfer, they shall within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Calls on Ordinary Shares. Subject to the terms of allotment, the directors may make calls upon the shareholders in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such shareholders and if a call is not paid on or before the day appointed for payment thereof, the shareholder may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

We may accept from any shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up. The terms of any issue of shares may include different provisions with respect to different shareholders in the amounts and times of payments of calls on their shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

Forfeiture of Ordinary Shares. If a shareholder fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such shareholder, the Board may, at any time thereafter during such time as the call remains unpaid, give a notice in writing to such shareholder that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. The disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these articles of association and the Cayman Islands Companies Act.

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A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Share Premium Account.

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption and Purchase of Ordinary Shares.

Subject to the Cayman Islands Companies Act:

(a) we are authorized to issue Ordinary Shares that are to be redeemed or are liable to be redeemed, at our option or a shareholder and may make payments in respect of such redemption in accordance with the Cayman Islands Companies Act;

(b) we are authorized to purchase any Ordinary Share in the Company including any redeemable shares by agreement with the holder and may make payments in respect of such purchase in accordance with the Cayman Islands Companies Act, and

(c) the directors are authorized to determine the manner or any of the terms of any redemption or purchase.

We may make a payment in respect of the redemption or purchase of our Ordinary Shares in any manner authorized by the Cayman Islands Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares. No Ordinary Share may be redeemed or purchased unless it is fully paid-up.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records (other than the memorandum and articles of association).

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Issuance of Additional Ordinary Shares. CBL International’s memorandum and articles of association authorizes CBL International’s board of directors to issue additional Ordinary Shares from time to time as CBL International’s board of directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares of CBL International. No Ordinary Share may be issued at a discount except in accordance with the provisions of the Act.

Anti-Takeover Provisions. Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Islands Companies Act, our directors may only exercise the rights and powers granted to them under our articles of association for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Preferred Shares

Our directors may authorize us to issue preferred shares of par value $0.0001 each, of which none are outstanding as the date of this prospectus.

Our directors also may fix, by resolution or resolutions, the number of preferred shares to be issued, the designation of our share capital, and the variations in the relative rights (including, without limitation, voting, dividend, return of capital, redemption, liquidation, and conversion rights), restrictions, preferences, privileges and payment obligations as between the different classes of shares in our share capital (if any).

Transfer Agent

The transfer agent and registrar for CBL International’s Ordinary Shares is VStock Transfer, LLC.

Certain Differences in Corporate Law

Your rights as a shareholder of CBL International will be governed by the Cayman Islands Companies Act (the “Companies Act”) and CBL International’s memorandum and articles of association. You should be aware that the Companies Act, which applies to us, differs in certain material respects from the General Corporation Law of the State of Delaware (“DGCL”) which is applicable to Delaware corporations. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act applicable to us that differ in certain material respects from provisions of the DGCL and Delaware common law applicable to Delaware corporations. Because the following statements are summaries, they do not address all aspects of Cayman Islands law that may be relevant to us and you or all aspects of Delaware law that may differ from Cayman Islands law.

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	Delaware	Cayman Islands
Appraisal Rights; Rights to Dissent	Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	The Companies Act and CBL International’s articles of association do not specifically provide for appraisal rights.

Stockholder/Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.	Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the Companies Act, the board of directors may declare the payment of dividends to holders of Ordinary Shares out of CBL International’s (1) funds lawfully available for distribution, or (2) “share premium account”, which represents the excess of the price paid to CBL International on the issue of its shares over the par or “nominal” value of those shares and is similar to the U.S. law concept of additional paid in capital. The directors may also issue preferred shares with preferred rights to participate in dividends declared by the directors. The preferred shares, depending on its terms, may rank senior to the Ordinary Shares with respect to dividends.

Subject to the provisions of the Companies Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders but no dividend shall exceed the amount recommended by the directors.

Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the company’s articles of association authorize this and it has the ability to pay its debts as they fall due in the ordinary course of business.

CBL International’s articles of association provide that when making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of the shares or by the terms applying to the applicable shares.

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	Delaware	Cayman Islands
Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.	Under CBL International’s articles of association, a director may be removed by ordinary resolution of shareholders, whether or not another person is appointed in their stead.

Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Shareholders of a Cayman Islands exempted company do not have any general rights to inspect or obtain copies of the list of shareholders or corporate records of a company (other than the register of mortgages and charges, any special resolutions passed by such company, and the memorandum and articles of association). Under CBL International’s articles of association, holders of our Ordinary Shares have no general right to inspect or obtain copies of our register of members or our corporate records (except as conferred by the Companies Act).

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

The Companies Act and CBL International’s articles of association provide that CBL International’s memorandum of association and articles of association may only be amended by passing a special resolution of its shareholders to effect such amendment.

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	Delaware	Cayman Islands
Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association permit, in the absence of fraud or willful default, indemnification of officers and directors for costs, losses, damages and expenses, which such director or officers may incur or become liable in respect of by reason of any contract entered into or act or thing done by him as such director and officer in any way in or about the execution of his duties incurred in connection with legal, administrative or investigative proceedings incurred in their capacities as such. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of a procedure for obtaining an exemption from backup withholding in their particular circumstances.

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	Delaware	Cayman Islands
Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the director’s fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval a stock repurchase.

Cayman Islands law, in certain circumstances, permits a company to limit the liability of a director to the company. The considerations under Cayman Islands law with regard to the limitation of a director’s liability are similar to those that apply to the enforcement of provisions relating to the indemnification of directors discussed above under “Indemnification of Directors and Officers.” A Cayman Islands court will enforce such a limitation except to the extent that enforcement of the relevant provision may be held to be contrary to public policy.

CBL International’s articles of association provide that no current or former director and officer of the company shall be liable to the company for any loss or damage incurred by the company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through such person’s own dishonesty.

Shareholder Lawsuits	Under Delaware law, a stockholder may bring a derivative action on behalf of the Company to enforce the rights of the Company. An individual also may commence a lawsuit separately or bring a class action suit on behalf of such individual and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may generally institute and maintain such suits only if such person was a stockholder at the time of the transaction which is the subject of the derivative suit or became a stockholder by operation of law from one who was a shareholder at the time of the transaction. Delaware law also requires that the derivative plaintiff must make a demand on the Board of Directors to assert the claim or take suitable actions, and the demand to be refused by the board, before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile (and if futile, the derivative plaintiff must make clear the reasons why such demand would be futile).

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of CBL International. However, the consideration of such suits has been limited. In this regard, the Cayman Islands courts ordinarily would permit a claim to be brought by a minority shareholder, in respect of a cause of action vested in a Cayman Islands company, in the name of and seeking relief on behalf of the company only (1) in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of a company; (2) where the act complained of is illegal or alleged to constitute a fraud against the company or against any minority shareholder; or (3) where the act is beyond the corporate power of the company or otherwise requires approval by a greater percentage of the company’s shareholders than actually approved it; and, in each case, where the act complained of is not capable of subsequent ratification by any majority of the company’s shareholders at a general meeting. The cause of action may be against the director, another person or both.

A shareholder may also be permitted to bring an action in his or her own name against a Cayman Islands company, a director or any other person in respect of any direct loss suffered by such shareholder as a result of any negligence, default, breach of duty or breach of trust. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder. A shareholder may also be permitted to bring an action on the basis that the company’s affairs are being, or have been, conducted in a manner that is unfairly prejudicial to the interests of shareholders generally or to some shareholders in particular.

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Amendment of Governing Documents.

The Companies Act and CBL International’s articles of association provide that CBL International’s memorandum and articles of association may only be amended by passing a special resolution of its shareholders to effect such amendment.

Rights of Non-Resident or Foreign Shareholders.

There are no limitations imposed by foreign law or by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Money Laundering—Cayman Islands.

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

The Company also reserves the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

Data Protection — Privacy Notice.

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands (the “DPA”), based on internationally accepted principles of data privacy.

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This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment in us, this will be relevant for those individuals and you should transit the content of this privacy notice to such individuals or otherwise advise them of its content.

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and Foreign Account Tax Compliance Act; Common Reporting Standard requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

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We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting CBL International

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through the address and telephone number of our principal executive office. Our principal website is www.banle-intl.com. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

Economic Substance

We are subject to Cayman Islands economic substance legislation (“ESA”) requiring that where a company carries on a relevant activity (as defined in the ESA) it must maintain economic substance within the Cayman Islands, including adequate premises and employees within the Cayman Islands. As an entity subject to the ESA, we are required to assess our operations to determine the required compliance (if any) with the ESA, to file an annual notification with the Cayman Islands Registrar of Companies disclosing whether we are carrying out any relevant activities within the meaning of the ESA and an annual return with the Department of International Tax Co-Operation. Where applicable, we must establish that our operations satisfy the economic substance requirements of the ESA. We are required to monitor our operations to ensure we remain in compliance with all requirements under the ESA. Failure to satisfy these requirements may subject us to penalties under the ESA.

Based on the current interpretation of the International Tax Cooperation (Economic Substance) Act (As Revised) (the “ES Act”), we believe that our Company is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. Accordingly, for so long as our Company is a “pure equity holding company,” it is only subject to the minimum substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. We believe that we are in compliance with these requirements. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

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Cayman Islands Selling Restrictions

This prospectus does not constitute a public offer of the common shares, whether by way of sale or subscription, in the Cayman Islands. The common shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

The Financial Action Task Force’s Increased Monitoring of the Cayman Islands

In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list.” When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that timeframe. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for CBL International.

Description of Warrants

General. We may issue warrants to purchase Ordinary Shares, preferred shares or debt securities or any combination thereof in the form of a units. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

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When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms. The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	The title of the warrants;

●	The total number of warrants;

●	The price or prices at which the warrants will be issued;

●	The price or prices at which the warrants may be exercised;

●	The currency or currencies that investors may use to pay for the warrants;

●	The date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	Whether the warrants will be issued in registered form or bearer form;

●	Information with respect to book-entry procedures, if any;

●	If applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	If applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	If applicable, a discussion of material United States federal income tax considerations;

●	If applicable, the terms of redemption of the warrants;

●	The identity of the warrant agent, if any;

●	The procedures and conditions relating to the exercise of the warrants; and

●	Any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement. We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

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The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer. We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of Ordinary Shares will not have any rights of holders of Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares.

Exercise of Warrants. A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Description of Debt Securities

General. We may issue debt securities which may or may not be converted into Ordinary Shares or preferred shares. In no case shall the amount of the debt securities issued under an indenture exceed the aggregate principal amount outstanding at any one time of $10,000,000 during a 36-month period. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act of 1939 (“Trust Indenture Act”) and Rule 4a-1 promulgated thereunder.

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We may also issue a series of debt securities under a separate indenture agreement to be entered into between us and an indenture agent. Such indenture agreement, if any, will not be qualified with the SEC pursuant to an exemption. The indenture agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. However, if we are required to register such trust indenture under the Trust Indenture Act, we will pass on the financing under this registration statement.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms. The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	The title of the debt securities;

●	The total amount of the debt securities;

●	The amount or amounts of the debt securities will be issued and interest rate;

●	The conversion price at which the debt securities may be converted;

●	The date on which the right to exercise the debt securities will commence and the date on which the right will expire;

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●	If applicable, the minimum or maximum amount of debt securities that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

●	If applicable, a discussion of material United States federal income tax consideration;

●	If applicable, the terms of the payoff of the debt securities;

●	The identity of the indenture agent, if any;

●	The procedures and conditions relating to the exercise of the debt securities; and

●	Any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Form, Exchange and Transfer. We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of Ordinary Shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares or preferred shares.

Conversion of Debt Securities. A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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Description of Units

We may issue units composed of any combination of our Ordinary Shares, preferred shares, warrants and debt securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Share,” “Description of Warrants,” and “Description of Debt Securities” above, will apply to each unit and to each security included in each unit, respectively.

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TAXATION

In addition to the information that follows, material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

Material U.S. Federal Income Tax Consequences

General

The following is a summary of the material U.S. federal income tax consequences of owning and disposing of our ordinary shares. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our shares that is for U.S. federal income tax purposes:

1.	an individual citizen or resident of the U.S.;

2.	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the U.S., any state thereof or the District of Columbia;

3.	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

4.	a trust if:

	a)	a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or

	b)	it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our shares is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable specifically to non-U.S. Holders is described below under the heading “Tax Consequences to Non-U.S. Holders of Ordinary Shares.”

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or different interpretations, possibly on a retroactive basis.

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This discussion does not address all aspects of U.S. federal income taxation that may be relevant to us or to any particular Holder of our shares based on such Holder’s individual circumstances. In particular, this discussion considers only Holders that own our shares as capital assets within the meaning of Section 1221 of the Code. This discussion also does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to Holders that are subject to special rules, including:

1.	financial institutions or financial services entities;

2.	broker-dealers;

3.	taxpayers who have elected mark-to-market accounting;

4.	tax-exempt entities;

5.	governments or agencies or instrumentalities thereof;

6.	insurance companies;

7.	regulated investment companies;

8.	real estate investment trusts;

9.	certain expatriates or former long-term residents of the U.S.;

10.	persons that actually or constructively own 5% or more of our voting shares;

11.	persons that acquired our shares pursuant to the exercise of employee stock options, in connection with employee stock incentive plans or otherwise as compensation;

12.	persons that hold our shares as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

13.	persons whose functional currency is not the U.S. Dollars.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) regarding our shares and any consideration received (or deemed received) by a Holder connected with selling or other disposition of such shares will be in U.S. Dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”), or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with one or more aspects of the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

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BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO THE COMPANY OR TO ANY PARTICULAR HOLDER OF OUR SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH HOLDER OF OUR SECURITIES IS URGED TO CONSULT WITH ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND APPLICABLE TAX TREATIES.

Tax Consequences to U.S. Holders of Ordinary Shares

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company, or PFIC, rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on our ordinary shares. A cash distribution on such shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend will not be eligible for the dividends-received deduction generally allowed to domestic corporations regarding dividends received from other domestic corporations. Any distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

Non-corporate U.S. Holders of our Ordinary Shares should expect that dividends may be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Ordinary Shares” below) provided that:

1.	our ordinary shares are readily tradable on an established securities market in the U.S. or, in the event we are deemed to be a Chinese “resident enterprise” under the Enterprise Income Tax (EIT) Law, we are eligible for the benefits of the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion regarding Taxes on Income, or the “U.S.-PRC Tax Treaty” as a “qualified foreign corporation” under Section 1(h)(11)(C)(i)(II) of the Code;

2.	we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year; and

3.	certain holding period requirements are met. Under the Code, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Ordinary Shares exceeds one year.

Subject to certain exceptions, a qualified foreign corporation is any foreign corporation that is either (i) incorporated in a possession of the U.S., or (ii) eligible for benefits of a comprehensive income tax treaty with the U.S. that includes an exchange of information program.

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If we are not able to maintain listing on Nasdaq, it is anticipated that our ordinary shares will be quoted and traded only on the OTC Bulletin Board. In that case, any dividends paid on our ordinary shares would not qualify for the lower rate unless we are deemed to be a Chinese “resident enterprise” under the EIT Law and are eligible for the benefits of the U.S.-PRC Tax Treaty.

U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid regarding our ordinary shares.

If PRC taxes apply to dividends paid to a U.S. Holder on our ordinary shares, such U.S. Holder may be entitled to a reduced rate of PRC tax under the U.S-PRC Tax Treaty. In addition, direct PRC taxes may be treated as foreign taxes eligible for credit against such Holder’s U.S. federal income tax liability (subject to certain limitations). U.S. Holders should consult their own tax advisors regarding the creditability of any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Taxation on the Disposition of Ordinary Shares

Upon a sale or other taxable disposition of our ordinary shares, and subject to the PFIC rules discussed below, a U.S. Holder should recognize capital gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in the ordinary shares.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 20% for taxable years beginning on and after January 1, 2013. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares exceeds one year. The deductibility of capital losses is subject to various limitations.

If PRC taxes would otherwise apply to any gain from the disposition of our ordinary shares by a U.S. Holder, such U.S. Holder may be entitled to a reduction in or elimination of such taxes under the U.S.-PRC Tax Treaty. Certain PRC taxes that are paid by a U.S. Holder regarding such gain may be treated as foreign taxes eligible for credit against such Holder’s U.S. federal income tax liability (subject to certain limitations which could reduce or eliminate the available tax credit). U.S. Holders should consult their own tax advisors regarding the creditability of any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, cash dividends on, and capital gains from the sale or other taxable disposition of, our ordinary shares, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our ordinary shares.

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Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if a foreign corporation, or any of its subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds its securities. A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are determined to be a PFIC and a U.S. Holder did not make either a timely qualified electing fund, or QEF, election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, or a mark-to-market election, as described below, such Holder generally will be subject to special rules regarding:

1.	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares; and

2.	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder regarding the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules:

1.	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

2.	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

3.	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

4.	the interest charge generally applicable to underpayments of tax will be imposed regarding the tax attributable to each such year of the U.S. Holder.

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In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. There can be no assurance, however, that we will pay current dividends or make other distributions sufficient for a U.S. Holder who makes a QEF election to satisfy the tax liability attributable to income inclusions under the QEF rules, and the U.S. Holder may have to pay the resulting tax from its other assets. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates.

Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. To comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election regarding our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares), any gain recognized on the appreciation of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to those U.S. Holders who made a QEF election. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

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A determination as to our PFIC status will be made annually. But, an initial determination that our Company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime regarding such shares for any taxable year of ours that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. But, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the Holder makes a purging election, and pays the tax and interest charge regarding the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election regarding such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) shares in us and for which we are determined to be a PFIC, such Holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss regarding the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines has rules sufficient to establish that the market price represents a legitimate and sound fair market value. We became listed on the NASDAQ Stock Market in March 2023, but if we are not able to maintain such a listing, our ordinary shares may be quoted and traded only on the OTC Bulletin Board. If our ordinary shares were to be quoted and traded only on the OTC Bulletin Board, such shares may not currently qualify as marketable stock for purposes of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election regarding the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC or will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

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If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such Holder may have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares under their particular circumstances.

Tax Consequences to Non-U.S. Holders of Ordinary Shares

Dividends paid to a non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively in connection with the non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Holder maintains in the U.S.).

In addition, a non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares, unless such gain is effectively in connection with its conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Holder maintains in the U.S.) or the non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively in connection with the non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the U.S.) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the U.S. to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares by a non-corporate U.S. Holder to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the U.S. will be subject to information reporting in limited circumstances. In addition, backup withholding of United States federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our ordinary shares to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of shares by a non-corporate U.S. Holder, in each case who:

1.	fails to provide an accurate taxpayer identification number;

2.	is notified by the IRS that backup withholding is required; or

3.	in certain circumstances, fails to comply with applicable certification requirements.

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A non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a non-U.S. Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

For taxable years beginning after March 18, 2010, individual U.S. Holders may be required to report ownership of our ordinary shares and certain related information on their individual federal income tax returns in certain circumstances. Generally, this reporting requirement will apply if: (1) the ordinary shares are held in an account of the individual U.S. Holder maintained with a “foreign financial institution”; or (2) the ordinary shares are not held in an account maintained with a “financial institution,” as such terms are defined in the Code. The reporting obligation will not apply to an individual, however, unless the total aggregate value of the individual’s foreign financial assets exceeds $50,000 during a taxable year.

For clarification, this reporting requirement should not apply to ordinary shares held in an account with a U.S. brokerage firm. Not complying with this reporting requirement, if it applies, will result in substantial penalties. In certain circumstances, additional tax and other reporting requirements may apply. U.S. Holders of our ordinary shares are advised to consult with their own tax advisors concerning all such reporting requirements.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company or its shareholders levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in or brought within Cayman Islands. The Cayman Islands is not party to any double-tax treaties that are applicable to any payments made to or by the Company save and except that the Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010. There are no exchange control regulations or currency restrictions in the Cayman Islands.

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People’s Republic of China Taxation

Pursuant to the Arrangement between China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a resident enterprise of the counter-party to such Tax Arrangement should meet the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (ii) it should directly own such percentage in the PRC resident enterprise anytime in the 12 months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, or the Administrative Measures, which became effective in January 2020, requires that non-resident enterprises adopt the process of “self-assessment, declaration of entitlement, and bookkeeping for inspection” with the relevant tax authority in order to enjoy the reduced withholding tax rate under the tax treaties. There are also other conditions for enjoying such reduced withholding tax rate according to other relevant tax rules and regulations.

Hong Kong Taxation

The taxation of income and capital gains of holders of ordinary shares is subject to the laws and practices of Hong Kong and of jurisdictions in which holders of ordinary shares are resident or otherwise subject to tax. The following summary of certain relevant taxation provisions under Hong Kong law is based on current law and practice, is subject to changes therein and does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in the ordinary shares. Accordingly, each prospective investor (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult its own tax advisor regarding the tax consequences of an investment in the ordinary shares. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this report, all of which are subject to change. There is no reciprocal tax treaty in effect between Hong Kong and the United States.

Tax on Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid by us as a company incorporated in Cayman Islands.

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Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. Trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% and 15% on corporations and unincorporated businesses, respectively, and at a maximum rate of 15% on individuals. Liability for Hong Kong profits tax may thus arise in respect of trading gains from sales of shares realized by persons carrying on a business or trading or dealing in securities in Hong Kong.

Malaysia Taxation

Income Tax Act 1967

Pursuant to the Income Tax Act 1967 (“ITA 1967”), income tax shall be charged for each year of assessment upon the income of any person accruing in or derived from Malaysia or received in Malaysia from outside Malaysia. Section 7 of ITA 1967 defines tax resident, amongst others, as an individual who has been residing in Malaysia for 182 days or more of the tax year.

A company will be a tax resident in Malaysia if its management and control of business are exercised in Malaysia.

Resident companies with a paid-up capital of RM2,500,000 or more and non-resident companies are subject to a tax rate of 24% with effect from the year of assessment 2020. In cases of resident companies with a paid-up capital of less than RM2,500,000 and gross business income of not more than RM50,000,000, they are taxed at the rate of 15% for the first RM150,000, 17% on the next RM450,000 and 24% for any sum in excess of RM600,000.

Withholding Tax

Malaysia imposes a withholding tax on certain payments to non-residents, including, without limitation, royalties, technical fees, installation fees and rental of movable property. The rate of withholding tax is generally between 10% and 15% unless there is a double-taxation agreement between Malaysia and the country of the non-resident, in which case, the withholding tax rate may be reduced.

Taxes on Dividends

Presently, there is no further income tax on dividends received from a Malaysian company. Tax imposed on the Company’s profits will be the final tax and dividends distributed to the shareholders will not be subject to further tax. However, the Malaysian government has proposed a 2% income tax on individuals for dividend income exceeding RM100,000, effective from the year of assessment 2025.

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ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability and our affairs are governed by our memorandum and articles of association and the Companies Act, and the common law of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of foreign exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. A majority of our directors and officers (including our Chief Executive Officer and Chairman Mr. Teck Lim Chia, our directors Mr. Ramasamy Logeswaran and Dato’ Sri Kam Choy Ho, and three of our independent director nominees Ms. Karen Yee Lynn Cheah, Mr. Koon Liang Ong and Mr. Khai Fei Wong) are permanent residents of Malaysia; Mr. Ulf Lothar Naujeck, our independent director nominee, is a permanent resident of Germany. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. It may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Malaysia or Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

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We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel with respect to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the U.S. federal securities laws or securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and may give a judgment based thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

LEGAL MATTERS

The validity of our Ordinary Shares being offered hereby will be passed upon by Conyers Dill & Pearman, our counsel as to the Cayman Islands laws. Certain legal matters in connection with the U.S. federal laws have been passed upon for the Company by Nelson Mullins Riley & Scarborough, West Palm Beach, Florida.

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EXPERTS

The consolidated financial statements of CBL International Limited as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 incorporated in this prospectus and in the registration statement have been so incorporated by reference in reliance on the report of MRI Moores Rowland LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.banle-intl.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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CBL INTERNATIONAL LIMITED

Up to $2,604,166

Ordinary Shares

PROSPECTUS SUPPLEMENT

February 28, 2025

Sole Sales Agent

A.G.P.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.